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EXHIBIT 21


                        SUBSIDIARIES OF VISTA GOLD CORP.

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            Name of Subsidiary                     Jurisdiction of Organization
            ------------------                     ----------------------------
Vista Gold Holdings Inc.1                          Nevada
     Vista Gold U.S. Inc.2                         Delaware
     Vista Nevada Corp.2                           Nevada
     Hycroft Resources and Development, Inc.2      Nevada
         Hycroft Lewis Mine, Inc.3                 Nevada
Granges Inc.1                                      British Columbia, Canada
Minera Paredones Amarillos S.A. de C.V.1           Mexico
Vista Gold (Antigua) Corp.1                        Antigua
     Compania Inversora Vista S.A.4                Bolivia
         Minera Nueva Vista S.A.5                  Bolivia
         Compania Exploradora Vistex S.A.5         Bolivia
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1  100% owned by Vista Gold Corp.
2  100% owned by Vista Gold Holdings Inc.
3  100% owned by Hycroft Resources and Development, Inc.
4  100% owned by Vista Gold (Antigua) Corp.
5  100% owned by Compania Inversora Vista S.A.